                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                           HEALTH FITNESS CORPORATION

                                       AND

                       THE PURCHASERS NAMED IN EXHIBIT A-I

                          DATED AS OF NOVEMBER 14, 2005

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "Agreement"), dated as of November 14, 2005, is entered into by and among Health Fitness Corporation, a Minnesota corporation (the "Company"), and the Persons listed on Exhibit A-I hereto (the "Purchasers").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1. Authorization, Sale and Exchange.

         1.1 Authorization.

                  (a) Authorization of Series B Preferred. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 1,000 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred"), having the designations and powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the Certificate of Designation , Preferences and Rights of Series B Convertible Preferred Stock attached hereto as Exhibit B (the "Series B Certificate of Designations").

                  (b) Authorization of Warrants. The Company has duly authorized the sale and delivery, pursuant to the terms of this Agreement, of warrants to purchase [1.53 million] shares (the "Warrant Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), each substantially in the form attached hereto as Exhibit C (the "Warrants").

         1.2 Sale of Preferred Stock and Warrants. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and deliver to each of the Purchasers, and each Purchaser will severally (and not jointly) purchase:

                  (a) such number of shares of Series B Preferred set forth opposite such Purchaser's name under the heading "Series B Preferred Shares" on Exhibit A-I, and

                  (b) a Warrant to initially purchase such number of Warrant Shares set forth opposite such Purchaser's name under the heading "Warrants" on Exhibit A-I,

for an aggregate purchase price set forth opposite such Purchaser's name under the heading "Purchase Price" on Exhibit A-I (such Purchaser's "Purchase Price"), which aggregate Purchase Price for such Purchaser shall equal the product of (x) $[10,200], times (y) the number of shares of Series B Preferred being purchased by such Purchaser at the Closing.

         1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Series B Preferred and Warrants sold under this Agreement for the purposes set forth on Schedule 1.3(1) attached hereto.

         1.4 Separate Agreements. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of the Series B Preferred and Warrants to each of the Purchasers is a separate sale.

     2. Closing. The closing (the "Closing") of the sale and purchase of Series B Preferred and Warrants under this Agreement shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, or at such other place as is mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each Purchaser (a) certificates representing shares of Series B Preferred in an amount calculated in accordance with Section 1.2 and (b) Warrants to purchase Warrant Shares in an amount calculated in accordance with Section 1.2, in each case, registered in the name of each such Purchaser, against payment to the Company of the Purchase Price therefor, by wire transfer, Federal Reserve Bank Check, or other method acceptable to the Company. The Closing shall occur on the date hereof (the "Closing Date").

     3. Representations of the Company. The Company hereby confirms that the representations and warranties made by it in this Section 3 are true and accurate in all respects as of the Closing Date (except with respect to any such representations or warranties that speak as of a specified date, which shall be true and correct as of such specified date):

         3.1 Organization and Corporate Power. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has full power and authority to own its properties and to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and the Transaction Documents, to carry out the transactions contemplated by this Agreement and the Transaction Documents and to (a) issue, sell and deliver the shares of Series B Preferred to be sold and delivered to the Purchasers at the Closing, (b) sell and deliver the Warrants to be sold and delivered to the Purchasers at the Closing, (c) issue, sell and deliver the Warrant Shares upon exercise of the Warrants and (d) issue, sell and deliver the shares of Common Stock issuable upon conversion of the shares of Series B Preferred (the "Conversion Shares"). The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

         3.2 Capitalization.

                  (a) The type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is set forth in the SEC Reports. The number of issued and outstanding shares of each such class of capital stock is as set forth in the SEC

------------------
(1) We anticipate that this would include the repurchase of approximately 3.1 million shares from Bayview, working capital and general corporate purposes

         Reports, except that the number of shares of Common Stock of the Company as indicated as being outstanding in its most recent Quarterly Report on Form 10-Q excludes not more than 1,000 shares of Common
         Stock that the Company may have issued since the date specified in such Quarterly Report on Form 10-Q in the ordinary course of its business from shares of Common Stock previously reserved for issuance to employees, directors or consultants. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws.

                  (b) Except as set forth in the SEC Reports and the Transaction Documents, and except for rights previously granted to Bayview as set forth in the SEC Reports, no securities of the Company currently outstanding are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except for the Series B Preferred, the Warrants, warrants issued or to be issued to Banner and GHF pursuant to the terms of the Letter Agreement (the "Transaction Warrants"), and except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, Common Stock, Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or Common Stock Equivalents. Except for the Series B Preferred and the Warrants, and except for rights previously granted to Bayview as set forth in the SEC Reports, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). Except for rights previously granted to Bayview as set forth in the SEC Reports and the issuance of the Transaction Warrants, the issue and sale of the Series B Preferred and the Warrants, and the issuance or deemed issuance of the Conversion Shares and Warrant Shares, will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

         3.3 Subsidiaries, Etc. Except as set forth in the SEC Reports, the Company has no Subsidiaries and does not own or control, directly or indirectly, contractually or otherwise, any other corporation or limited liability company or any interest in any partnership, joint venture or other non-corporate business enterprise. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

         3.4 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, banking, occupational health and safety, product quality and safety and employment and labor matters, except in the case of clauses (i) and (iii) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is in compliance with the requirements that are currently applicable to it under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

         3.5 Sale, Issuance and Delivery of Securities.

                  (a) The issuance, sale and delivery of the Series B Preferred at the Closing, and the issuance and delivery of the Conversion Shares issuable upon conversion of the Series B Preferred, has been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Series B Preferred when so issued and delivered at the Closing against delivery by the Purchasers to the Company of the Purchase Price, and the Conversion Shares issuable upon conversion of the Series B Preferred, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable, and free and clear of all Liens (other than any such Liens created by or through the Purchasers). Except as set forth in the SEC Reports, the issuance of the Series B Preferred, and the issuance of the Conversion Shares upon conversion of the Series B Preferred, is not and will not be subject to any preemptive or similar right to subscribe for or purchase securities.

                  (b) The issuance, sale and delivery of the Warrants at the Closing, and the issuance and delivery of the Warrant Shares issuable upon exercise of the Warrants, has been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Warrants when so issued and delivered at the Closing against delivery by the Purchasers to the Company of the Purchase Price, and the Warrant Shares issuable upon exercise of the Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of the Warrants, will be duly and validly issued, fully paid and non-assessable, and free and clear of all Liens (other than any such Liens created by or through the Purchasers). Except as set forth in the SEC Reports, the issuance of the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants, is not and will not be subject to any preemptive or similar right to subscribe for or purchase securities.

         3.6 Authority for Agreement; Effect of Transactions. The execution, delivery and performance by the Company of this Agreement, the Series B Certificate of Designations, the Warrants and the Registration Rights Agreement (collectively, the "Transaction Documents") and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (ii) a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies and (iii) with respect to the indemnification provisions of the Registration Rights Agreement, public policy. The execution of and performance of the transactions contemplated by this Agreement and the Transaction Documents and compliance with their provisions by the Company, and, assuming the accuracy of the Purchasers' representations and warranties set forth herein and the Purchasers' compliance with their covenants set forth herein, the issuance and sale of the Series B Preferred and the Warrants (and the issuance of the Conversion Shares and Warrant Shares in the manner contemplated in the Series B Certificate of Designations and the Warrants, as the case may be), will not (a) violate any provision of law or regulation applicable to the Company and its Subsidiaries or any of their respective assets or any decree, judgment, license, permit, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), (b) result in the creation of any Lien upon any of the property of the Company or any of its Subsidiaries, (c) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the Company's certificate of incorporation or by-laws (each as amended to date), or (d) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, any indenture, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of their respective properties are bound, except, in the case of clause (b) and (d) above, where such noncompliance would not reasonable be expected to have a Material Adverse Effect.

         3.7 Litigation. There is no Action to which the Company is a party which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company's knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any Action by the Commission involving the Company or any current director or officer of the Company. To the knowledge of the Company, there has not been, and there is not pending or contemplated, any Action by the Commission involving any former director or officer of the Company or any current or former stockholder of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

         3.8 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens disclosed in the

SEC Reports and except as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities or personal property held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.9 Filings, Consents and Approvals. Except with respect to rights previously granted to Bayview as set forth in the SEC Reports, the Company is not required to obtain any third party consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, and the filing of a Notice of Sale of Securities on Form D with the Commission as required under Regulation D of the Securities Act, (iii) the filings required in accordance with Section 5.4, (iv) the application to the OTC-BB for the quotation of the Conversion Shares and the Warrant Shares thereon in the time and manner required thereby, (v) the filing of the Series B Certificate of Designations with the Secretary of State of the State of Minnesota and (vi) those that have been made or obtained prior to the date of this Agreement.

         3.10 SEC Reports; Financial Statements. The Company has filed all SEC Reports required to be filed by it under applicable law and the rules and regulations of the Commission on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP to the extent required by applicable law and the rules and regulations of the Commission, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports to the extent required by applicable law and the rules and regulations of the Commission.

         3.11 Material Changes. Since the date of the latest audited financial statements included in the Company's most recent Annual Report on Form 10-K, except as specifically disclosed in the SEC Reports and except for information disclosed to Purchasers pursuant to a written agreement regarding the confidentiality and use of such information, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its critical accounting policies or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any binding agreements to purchase or redeem any shares of its capital stock (other than as contemplated on Schedule 1.3 hereto), and (v) the Company has not issued any securities to any officer, director or affiliate, except pursuant to existing Company stock option plans under registration statements on Form S-8. The Company does not have pending before the Commission any request for confidential treatment of information or documents.

         3.12 Tax Matters. The Company and each of its Subsidiaries have timely filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due. The provision for taxes in the financial statements contained in the SEC Reports is materially sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Company and each of its Subsidiaries, and any applicable taxes owing to any foreign jurisdiction, whether or not disputed. All taxes and other assessments and levies which the Company or any of its Subsidiaries is required to withhold or collect have been withheld and collected in a timely manner and have been paid over to the proper governmental authorities to the extent required to be so paid. With regard to the income tax returns of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of the Company or any of its Subsidiaries of any type is pending or, to the Company's knowledge, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company or any of its Subsidiaries for any year.

         3.13 Loans and Advances. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         3.14 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         3.15 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case that would be required to be disclosed now or in the future in an SEC Report pursuant to the requirements of Item 404 of Regulation S-K.

         3.16 Proprietary Rights; Employee Restrictions. The Company and the Subsidiaries have, or have rights to use, all Intellectual Property Rights, except where the failure to so have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company owns or has the legal right to use all such Intellectual Property Rights and, to the Company's knowledge, neither the present nor proposed business activities or products of the Company or any of its Subsidiaries infringe or misappropriate any patents, copyrights, trademarks, trade names, service marks, logos or other intellectual or tangible proprietary rights of others, except where the failure to so have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice or other claim from any Person asserting that any of the Company's or any of its Subsidiaries' present or proposed activities infringe or misappropriate, or may infringe or misappropriate, any intellectual property rights of any Person. To the Company's knowledge, the Company and its Subsidiaries have the right to use, free and clear of Liens, claims or rights of others, other than Liens described in the SEC Reports, all trade secrets and know-how, including without limitation: customer lists, manufacturing processes, hardware designs, programming processes, software and other trade secrets or know-how required for or incident to its products or its business as presently conducted or contemplated. The Company and its Subsidiaries have taken all steps reasonably required to establish and preserve its ownership of all of the Intellectual Property Rights owned by them, including but not limited to requiring all employees and consultants to execute a confidentiality and assignment of inventions agreement in favor of the Company and its Subsidiaries. The Company is not aware of any infringement or misappropriation by others of any Intellectual Property Rights of the Company or any of its Subsidiaries, or any violation of the confidentiality of any of their respective proprietary information. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is making unlawful use of any confidential information or trade secrets of any past or present employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted or assigned to any other Person any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company or any of its Subsidiaries, except pursuant to agreements described in the SEC Reports.

         3.17 Proprietary Information of Third Parties. No third party has claimed or, to the Company's knowledge, has reason to claim, that any Person employed or engaged by the Company or any of its Subsidiaries has, in the performance of such Person's duties to the Company, (a) violated or may be violating any of the material terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, except in each instance, where the failure to so have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

         3.18 Business; Compliance with Laws. Except for those which would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as is presently conducted. Neither the Company nor any of its Subsidiaries is in violation of any law, regulation, authorization or order material to the ownership of its properties or the carrying on of its business as presently conducted.

         3.19 Environmental Compliance. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries (a) has ever violated, or is presently in noncompliance with, all federal, state, and local environmental and health and safety laws, rules, regulations, ordinances, guidelines, codes, orders, approvals and similar items ("Environmental Laws") applicable to its business and properties; (b) has generated, manufactured, used, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product other than ordinary cleaning and other similar products ("Hazardous Materials") as defined under any Environmental Law, or any solid waste, other than such instances and Hazardous Materials as are normally consumed by businesses engaged in operations substantially similar to those conducted by the Company, and has any knowledge of the release or threat of release of any Hazardous Materials from its products, properties or facilities except in compliance with law; (c) has (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, (ii) received notice under the citizen suit provision of any Environmental Law in connection with its business or any of its properties or facilities, (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and has any reason to believe that any matters described in clauses
(i) through (iv) above will be forthcoming. No Lien has been imposed on any of the properties or facilities of the Company or any of its Subsidiaries by any governmental agency at the federal, state, or local level in connection with the presence of any Hazardous Materials.

         3.20 Brokerage. Except as set forth in the Letter Agreement, there are no, and will be no, claims for and no Person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement from the Company or any of its Subsidiaries or based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries. The Purchasers shall have no direct obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

         3.21 Employee Benefit Plans. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries maintains or contributes to any employee benefit plans. The Company and each of its Subsidiaries is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by the Company or any of its Subsidiaries for the benefit of its employees and, to the Company's knowledge, there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. Neither the Company nor any of its Subsidiaries maintains or contributes to, or has ever maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no material unfunded obligations of the Company or any of its Subsidiaries under any retirement, pension, profit-sharing or deferred compensation plan or program. Neither the Company nor any of its Subsidiaries is required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For purposes of this Section 3.21, the term "Company" includes all entities that have controlled, have been under the control of, or have been under common control with, the Company.

         3.22 Employees. No officer or key employee of the Company or any of its Subsidiaries has advised the Company or any of its Subsidiaries (orally or in writing) that he or she intends to terminate employment with the Company or any of its Subsidiaries. Except as set forth in the SEC Reports, the Company and each of its Subsidiaries has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, laws, equal opportunity, collective bargaining and the payment of social security and other taxes. Except as set forth in the SEC Reports, none of the employees of the Company or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreements, the Company is not aware of any effort to establish a labor union or bargaining unit or similar organizational effort with respect to its employees or the employees of any of its Subsidiaries, and, to the Company's knowledge, there is no labor strike or other labor trouble pending or threatened and with respect to the Company or any of its Subsidiaries. Except as set forth in the SEC Reports, there are no pending, or, to the Company's knowledge, threatened or anticipated (i) employment discrimination charges or complaints against or involving the Company or any of its Subsidiaries before any federal, state or local commission or agency or (ii) unfair labor practice charges or complaints, disputes or grievances involving the Company or any of its Subsidiaries.

         3.23 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

         3.24 Registration Rights. Except for rights previously granted to Bayview as set forth in the SEC Reports and except as contemplated pursuant to the Transaction Documents, the

Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company that are currently outstanding registered with the Commission or any other governmental authority that have not been satisfied.

         3.25 OTC-BB Quotation. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTC-BB, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or terminating the quotation of the Common Stock from the OTC-BB, nor to the Company's knowledge is the OTC-BB currently contemplating terminating such quotation. The Company and the Common Stock meet and the Company will use best efforts to ensure that the Company and the Common Stock continue to meet the criteria for continued quotation on the OTC-BB.

         3.26 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock, the Series B Preferred or the Warrants to facilitate the sale or resale of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares.

         3.27 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or, solely as a result of the transactions contemplated under this Agreement and the Transaction Documents, could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares and the Purchasers' ownership of the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares, but excluding the effect of any and all transactions executed by the Purchasers from time to time to which the Company is not a direct party to the extent any such transaction results in a Purchaser increasing the number of shares of capital stock of the Company that it is deemed to beneficially own (including for purposes of Rule 13d-5(b) of the Exchange Act).

         3.28 Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that, to its knowledge, each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or, to the Company's knowledge, any other Purchaser, with respect to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives, and no statement, commitment or promise to the Company or any of its representatives by any Purchaser (other than those statements, commitments or promise set forth in this Agreement and the Transaction Documents) is or was an inducement to the Company to enter into this Agreement, the Transaction Documents or otherwise.

         3.29 Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the extent required by applicable law and the rules and regulations of the Commission, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Forms 10-K or 10-Q, as the case may be, are being prepared. To the extent required by applicable law and the rules and regulations of the Commission, the Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the Evaluation Date. To the extent required by applicable law and the rules and regulations of the Commission, the Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their respective evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls over financial reporting (as described in Item 308(c) of Regulation S-K under the Exchange Act). The Company and its subsidiaries are not currently required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, and the Purchasers hereby acknowledge that no representation and warranty of the Company or its Subsidiaries set forth in this Agreement or any Transaction Documents shall imply that the Company and its Subsidiaries have complied with, or be construed to expand the scope of the Company's obligations to comply with, such Section or related rules or regulations.

         3.30 Private Placement. Neither the Company nor, to the knowledge of the Company, any Person acting on the Company's behalf, has sold, offered to sell or solicited any offer to buy the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares by means of any form of general solicitation or advertising. Neither the Company, any of its affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the six (6) month period immediately prior to the date of this Agreement, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares as contemplated hereby or (B) cause the offering of the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC-BB.

         3.31 Securities Act Registration. Assuming that the representations and warranties of each of the Purchasers contained herein are true, it is not necessary in connection with the offer, sale and delivery of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares in the manner contemplated by this Agreement and the Transaction Documents to register any of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares under the Securities Act or under applicable state securities or Blue Sky laws regulating the issuance or sale of securities.

         3.32 Investment Company Act. The Company is not, and will not after the consummation of the offering of the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares contemplated by this Agreement and the Transaction Documents be, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.33 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation," as defined in the Internal Revenue Code of 1986, as amended.

         3.34 Disclosure. The Company confirms that neither it, its employees, officers or directors, nor, to its knowledge, any Person acting on its behalf has provided any of the Purchasers with any information that the Company believes constitutes material, non-public information, except for the material terms embodied in this Agreement (which will be disclosed as provided in Section 5.4) or unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers will rely on the representations set forth in this Article 3 in effecting transactions in securities of the Company. The Company's representations and warranties set forth in this Article 3 are true and correct in all respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.35 No Additional Representations. The Company acknowledges that no Purchaser makes or has made any representations, warranties or agreements with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

         3.36 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and either its accountants or lawyers formerly or presently employed by the Company. The Company is current with respect to any fees owed to its accountants and lawyers.

         3.37 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     4. Representations of the Purchasers. Each of the Purchasers, severally and not jointly, represents and warrants to the Company as follows:

         4.1 Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization. Such Purchaser has now, and will have at Closing, all requisite power to enter into this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and to perform its obligations under the terms of this Agreement and each of the Transaction Documents to which it is a party.

         4.2 Validity. This Agreement and each of the Transaction Documents to which it is a party, when executed and delivered by such Purchaser and each of the other parties thereto, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (ii) a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies and (iii) with respect to the indemnification provisions of the Registration Rights Agreement, public policy.

         4.3 Purchase Entirely for Own Account. Such Purchaser hereby confirms that the Series B Preferred and Warrants to be purchased by such Purchaser at the Closing will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; provided, however, that such representation is made without prejudice to such Purchaser's right at all times to sell or otherwise dispose of all or any pay of such Series B Preferred and Warrants in compliance with applicable federal and state securities laws. Noting contained herein shall be deemed a representation or warrant by such Purchaser to holder the Series B Preferred and Warrants for any period of time.

         4.4 Reliance Upon Purchaser's Representations. Such Purchaser understands that the Series B Preferred and Warrants are not currently, and any Warrant Shares and Conversion Shares acquired on the exercise or conversion of any of the Series B Preferred or Warrants at the time of issuance may not be, registered under the Securities Act, and that the Company's reliance on such exemption is predicated on each Purchaser's representations set forth herein.

         4.5 Restricted Securities. Such Purchaser understands that, except as otherwise provided in the Transaction Documents, the Series B Preferred and Warrants (and any Warrant Shares and Conversion Shares issued on exercise or conversion of any of the Series B Preferred or Warrants) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series B Preferred and Warrants (or any Warrant Shares and Conversion Shares issued on exercise or conversion of any of the Series B Preferred or Warrants) or an available exemption from registration under the Securities Act, the Series B Preferred and Warrants (and any Warrant Shares and Conversion Shares issued on exercise or conversion of any of the Series B Preferred or Warrants) must be held indefinitely.

         4.6 Economic Risk: Sophistication. Such Purchaser is able to bear the economic risk of an investment in the Series B Preferred and Warrants acquired by it pursuant to this Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with such purchase and such conversion.

         4.7 Accredited Investor. Such Purchaser meets the criteria of an "accredited investor" as defined in Rule 501(a) of Regulation D adopted under the Securities Act.

         4.8 General Solicitation. Such Purchaser is not purchasing the Series B Preferred or Warrants as a result of any advertisement, article, notice or other communication regarding the Series B Preferred or the Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         4.9 Access to Information; Limitation on Disclosure.

                  (a) Such Purchaser acknowledges that it has been afforded the opportunity to ask questions of, or to receive answers from, representatives of the Company in connection with the Company's original offering and sale of the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares to the Purchaser in accordance with the terms of this Agreement and the Transaction Documents, including the merits and risks of investing therein.

                  (b) Such Purchaser acknowledges and agrees, consistent with the representations and warranties of the Company set forth in Sections
         3.33 and 5.6 of this Agreement, that such Purchaser has voluntarily elected to rely solely upon the information (A) disclosed by the Company in the SEC Reports, (B) the Company's representations set forth in this Agreement and the Transaction Documents (as qualified herein and therein) and (C) delivered by the Company to such Purchaser pursuant to an executed, written agreement regarding the confidentiality and use of such information.

         4.10 No Trading. Each Purchaser represents and warrants that from the time such Purchaser was first informed of the transactions contemplated by this Agreement (the "Discussion Time") up through the time the transactions contemplated by this Agreement are first publicly announced by the Company as provided in Section 5.4, the Purchaser did not and will not, directly or indirectly, execute any Short Sales or engage in any other trading in any securities of the Company or any "derivative" security thereof.

     5. Other Agreements of the Parties.

         5.1 Transfers.

                  (a) Each of the Company and each Purchaser severally and not jointly agree, that the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares other than pursuant to (i) an effective registration statement, (ii) to the

         Company, (iii) to an affiliate of a Purchaser, or (iv) in connection with a pledge as contemplated in Section 5.1(b), the transferor thereof will, if reasonably requested by the Company, provide to the Company an opinion of counsel selected by the transferor, reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Series B Preferred, Warrants, Conversion Shares or Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser hereunder and under the Registration Rights Agreement.

                  (b) Certificates evidencing the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares will contain the following legend, until such time as they are not required under
         Section 5.1(c):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER OR OTHER ASSIGNMENT IS AVAILABLE UNDER THE SECURITIES ACT AND SUCH STATE LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES IN A MANNER THAT COMPLIES WITH THE SECURITIES ACT.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Purchaser may transfer pledged or secured Series B Preferred, Warrants, Conversion Shares or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares may reasonably request in connection with a pledge or transfer of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

                  (c) Certificates evidencing the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1(b)):
         (i) following a sale of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), or (ii) while the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares are eligible for sale under Rule 144(k) promulgated under the Securities Act, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Certificates evidencing the Conversion Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1(b)) while a registration statement (including the Registration Statement) is effective that covers the resale of the Conversion Shares or the Warrant Shares. Following such time as restrictive legends are not required to be placed on certificates representing the Series B Preferred, the Warrants, the Conversion Shares and the Warrant Shares in accordance with this Section, the Company will, no later than three (3) business days following the delivery by the Purchaser to the Company or the Company's transfer agent of (i) the certificate representing the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares containing a restrictive legend, and (ii) an opinion of counsel selected by the Purchaser, reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such certificate is no longer required to contain the restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Series B Preferred, Warrants, Conversion Shares or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         5.2 Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the Company or any of its affiliates that would be integrated with the offer or sale of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares pursuant to this Agreement in a manner that would require the registration under the Securities Act of the sale of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares to the Purchasers, or that would be integrated with the offer or sale of the Series B Preferred, the Warrants, the Conversion Shares or the Warrant Shares for purposes of the rules and regulations of the OTC-BB.

         5.3 Subsequent Registrations. Other than pursuant to the Registration Statement, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company until the Effective Date.

         5.4 Securities Laws Disclosure; Publicity. By 5:30 p.m. (New York time) on the date hereof, the Company will issue a press release disclosing all material terms of the transactions contemplated hereby and file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereby (and attach as exhibits thereto the Transaction Documents) in accordance with the applicable Commission rules and regulations. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the OTC-BB. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or securities exchange or the OTC-BB, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or OTC-BB regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         5.5 Indemnification of Purchasers.

                  (a) In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Purchaser Parties harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in any Transaction Document or (ii) any Action instituted against a Purchaser Party with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is based upon a breach of such Purchaser's representations, warranties or covenants under the Transaction Documents or any violations by the Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). The Company will not be liable to any Purchaser under this Agreement to the extent, but only to the extent, that a Loss is attributable to any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

                  (b) If any Action shall be brought or asserted against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Purchaser Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Purchaser Party to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Company.

                  (c) A Purchaser Party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such Action or to employ counsel reasonably satisfactory to such Purchaser Party in any such Action; or (3) the named parties to any such Action

         (including any impleaded parties) include both such Purchaser Party and the Company, and such Purchaser Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Purchaser Party and the Company (in which case, if such Purchaser Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company; provided, however, that in the event one or more Purchaser Parties is a party to such Action, the Company shall only be required to pay the expenses of one law firm serving as counsel to said Purchaser Parties). The Company shall not be liable for any settlement of any such Action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Purchaser Party, effect any settlement of any pending Action in respect of which any Purchaser Party is a party, unless such settlement includes an unconditional release of such Purchaser Party from all liability on claims that are the subject matter of such Action.

                  (d) All fees and expenses of the Purchaser Party (including reasonable fees and expenses of counsel to the extent incurred in connection with investigating or preparing to defend such Action in a manner not inconsistent with this Section) shall be paid to the Purchaser Party, as incurred, within ten (10) business days of written notice thereof to the Company (regardless of whether it is ultimately determined that a Purchaser Party is not entitled to indemnification hereunder; provided, that the Company may require such Purchaser Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Purchaser Party is not entitled to indemnification hereunder).

         5.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf has provided or will provide any Purchaser with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In the event a breach is reasonably likely to have occurred with respect to the foregoing covenant by the Company or any Person acting on its behalf, the Company shall, upon written notice of such breach, make public disclosure of such material non-public information; provided that the Company shall not be required to make public disclosure of any such material non-public information which the Board of Directors of the Company reasonably determines not to be in the best interests of the Company to disclose, including a significant business opportunity (including, but limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction) available to the Company to the extent that the Company shall have delivered Advice (as defined in the Registration Rights Agreement) to the Purchaser in respect of such non-public information. In the event that the Company has not made such public disclosure as required pursuant to the foregoing sentence within two (2) business days of such written notice, in addition to any other remedy provided herein or in the Transaction Documents or otherwise available, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by the Company or any Person acting on its or their behalf. No Purchaser shall have any liability to the Company or any Person acting on its or their behalf for any such disclosure. Further, each Purchaser acknowledges and agrees that
(x) the Company might be in possession of material non-public information regarding its publicly stated strategies for growing and expanding the Company's business and prospects and (y) to the extent that such material non-public information is not required to be publicly disclosed by the Company in accordance with the instructions and requirements of the forms on which the SEC Reports are based, such Purchaser has expressly rejected the opportunity to learn any such information in connection with its execution, delivery and performance of this Agreement and the Transaction Documents.

         5.7 Trading Limitations and Restrictions on Short Sales. Each Purchaser hereby, for itself and for no other Purchaser, represents, warrants, covenants and agrees that (i) from the Discussion Time through the date hereof, such Purchaser did not, and (ii) from the date hereof until the date the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 5.4, such Purchaser will not, directly or indirectly, (i) trade in the Common Stock or execute or effect (or cause to be executed or effected) any Short Sale in the Common Stock, or (ii) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to shares of Common Stock, except in compliance with all relevant securities laws and regulations. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 5.4.

         5.8 Form D. The Company agrees to file one or more Forms D with respect to the Series B Preferred, Warrants, Conversion Shares and Warrant Shares on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D.

         5.9 Reservation and Quotation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Series B Preferred and Common Stock for the purpose of enabling the Company to issue the Series B Preferred pursuant to this Agreement, the Conversion Shares pursuant to any conversion of the Series B Preferred and the Warrant Shares pursuant to any exercise of the Warrants. The Company shall use reasonable best efforts to comply with all requirements of the OTC-BB with respect to the issuance and quotation of the Conversion Shares and the Warrant Shares and continued quotation of its Common Stock (including the Conversion Shares and the Warrant Shares).

         5.10 Preemptive Rights. After the date hereof, in the event that the Company proposes to issue any Securities other than Permitted Securities (collectively, "Preemptive Interests"), the Company shall comply with the provisions of this Section 5.10.

                  (a) Issuance Notice. The Company shall give the Purchasers written notice of the Company's intention to issue such Preemptive Interests (the "Issuance Notice"), describing the material terms of the Preemptive Interests, the price at which such Preemptive Interests will be issued or sold, the material terms upon which the Company proposes to issue or sell such Preemptive Interests, including the anticipated date of such issuance or sale, and a statement that as a condition precedent to the exercise of any Purchaser's rights to purchase any such Preemptive Interests pursuant to this Section 5.10 such Purchaser must certify in its Response Notice that such Purchaser continues to own at least fifty percent (50%) of the aggregate number of Conversion Shares acquired by such Purchaser at the Closing (as calculated on an As Converted Basis) (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Series B Preferred or Conversion Shares).

                  (b) Response Notice.

                           (i) Each Purchaser shall have ten (10) business days
                  from the date the Issuance Notice is received to agree to purchase all (but not less than all) of such Purchaser's Pro Rata Share of such Preemptive Interests by giving written notice to the Company of its desire to purchase such Purchaser's Pro Rata Share of such Preemptive Interests (the "Response Notice"). In order to exercise its rights pursuant to this Section 5.10, a Purchaser must certify in its Response Notice that such Purchaser continues to own at least fifty percent (50%) of the aggregate number of Conversion Shares acquired by such Purchaser at the Closing (as calculated on an As Converted Basis) (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Series B Preferred or Conversion Shares). Such Response Notice shall constitute the irrevocable agreement of such Purchaser (a "Preemptive Purchaser") to purchase all (but not less than all) of such Preemptive Purchaser's Pro Rata Share of the Preemptive Interests at the price and upon the terms stated in the Issuance Notice.

                           (ii) In the event any Preemptive Interests remain
                  unsubscribed ten (10) business days after the delivery of the Issuance Notice (the "Unsubscribed Securities"), the Company shall promptly issue a subsequent Issuance Notice (the "Subsequent Issuance Notice") to each Preemptive Purchaser. Each Preemptive Purchaser shall have five (5) business days from the date the Subsequent Issuance Notice is received to agree to purchase all or any portion of the Unsubscribed Securities by giving a second Response Notice (the "Subsequent Response Notice") to the Company and stating therein the quantity of Unsubscribed Securities to be purchased and that the representations and commitments set forth in the Response Notice continue to be true as of the date of the Subsequent Response Notice. Such Subsequent Response Notice shall constitute the irrevocable agreement of such Preemptive Purchaser to purchase the quantity of Unsubscribed Securities indicated in such Subsequent Response Notice at the price and upon the terms stated in the Issuance Notice. If such Preemptive Purchasers subscribe for more than the Unsubscribed Securities available, the Unsubscribed Securities shall be allocated among each such Preemptive Purchaser in proportion to each such Preemptive Purchaser's respective Pro Rata Share.

                  (c) Unsubscribed Securities. In the event any Unsubscribed Securities remain unsubscribed five (5) business days after the delivery of a Subsequent Issuance Notice (the "Unrestricted Additional Securities"), the Company shall have the right, but not the obligation, to issue and sell such Unrestricted Additional Securities to any Person within ninety (90) days from the date of the initial Issuance Notice at a price and upon the terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue any Preemptive Interests after such 90-day period or at a price or upon terms that are materially less favorable to the Company than those specified in the Issuance Notice, it must again comply with this Section 5.10.

                  (d) Closings of Sales of Preemptive Interests. Any purchase of Preemptive Interests by any Preemptive Purchaser pursuant to the this
         Section 5.10 shall be consummated on the closing date specified in the Issuance Notice (or, if other Persons are purchasing Unrestricted Additional Securities, the date on which such Unrestricted Additional Securities are first issued and sold to such other Persons).

     6. Conditions to the Closing.

         6.1 Company Obligations. At Closing, the Company will deliver, or authorize delivery, to each Purchaser, of:

                  (a) Stock Certificates. An original stock certificate free and clear of all restrictive and other legends (except as expressly provided in Section 5.1(b) hereof), evidencing the number of Series B Preferred being purchased by each such Purchaser as indicated on Exhibit A-I, registered in the name of such Purchaser or, if so requested by the Purchaser, its custodian.

                  (b) Warrant. A Warrant registered in the name of each such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares indicated on Exhibit A-I hereto.

                  (c) Opinion of Counsel. An opinion from counsel for the Company, dated as of the Closing Date, addressed to the Purchasers at the Closing, in the form attached hereto as Exhibit D.

                  (d) Certificates and Documents. The following certificates and documents:

                           (i) the certificate of incorporation of the Company,
                  as in effect as of the Closing Date, certified by the Secretary of State of the State of Minnesota, together with the Series B Certificate of Designations duly accepted for filing by the Secretary of State of the State of Minnesota;

                           (ii) certificates, dated no more than five days prior
                  to the Closing Date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Minnesota and any other jurisdiction where the Company is qualified to do business;

                           (iii) the by-laws of the Company, as in effect as of
                  the Closing Date, certified by its Secretary or Assistant Secretary as of the Closing Date;

                           (iv) a certificate of incumbency of the Company's
                  principal officers, certified by its Secretary or Assistant Secretary as of the Closing Date; and

                           (v) resolutions of the Board of Directors of the
                  Company, authorizing and approving all matters in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

                  (e) Registration Rights Agreement. The Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form attached hereto as Exhibit E (the "Registration Rights Agreement"), duly executed by the Company.

         6.2 Purchaser Obligations. At Closing, each Purchaser, severally and not jointly:

                  (a) Purchase Price. Will pay, or authorize payment of, the Purchase Price by wire transfer, Federal Reserve Bank Check, or other method acceptable to the Company.

                  (b) Registration Rights Agreement. Will deliver to the Company the Registration Rights Agreement, dated the hereof and duly executed by such Purchaser.

     7. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 7:

         "Action" means any action, suit, inquiry, comment letter, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

         "Agreement" shall have the meaning set forth in the preamble.

         "As Converted Basis" means, when used herein in connection with any calculation of the aggregate number of shares of Common Stock outstanding, such calculation shall take into account the aggregate number of shares of Common Stock issuable upon conversion or exercise of all Series B Preferred Warrants, and other Common Stock Equivalents then outstanding.

         "Banner" means Banner Capital Markets, LLC, together with Brown Advisory Services, LLC.

         "Bayview" means Bayview Capital Partners LP, a Delaware limited partnership.

         "Closing" shall have the meaning set forth in the Section 2.

         "Closing Date" shall have the meaning set forth in the Section 2.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" shall have the meaning set forth in the Section 1.1(b).

         "Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

         "Company" shall have the meaning set forth in the preamble.

         "Conversion Shares" shall have the meaning set forth in the Section
3.1.

         "Discussion Time" shall have the meaning set forth in the Section 4.10.

         "Effective Date" means the date that the Registration Statement required by Sections 2(a), 2(b) or 2(c) of the Registration Rights Agreement is first declared effective by the Commission.

         "Environmental Laws" shall have the meaning set forth in the Section 3.19.

         "Evaluation Date" means a date within 90 days prior to the filing date of the Form 10-Q for the Company's most recently ended fiscal quarter.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis during the periods involved.

         "GHF" means Greene, Holcomb and Fisher LLC.

         "Hazardous Materials" shall have the meaning set forth in the Section 3.19.

         "Intellectual Property Rights" means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with the Company's and the Subsidiaries' business as described in the SEC Reports.

         "Issuance Notice" shall have the meaning set forth in the Section 5.10(a).

         "Letter Agreements" means the letter agreement, dated August 23, 2005, between the Company, Banner, GHF and Bayview with respect to the transactions contemplated by this Agreement.

         "Lien" means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind; other than restrictions on transfer of securities arising under federal or state securities laws and regulations.

         "Loss" means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of preparation and investigation.

         "Material Adverse Effect" means (i) a material adverse effect on the results of operations, business, prospects, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) any material limitation on the ability of the Company to perform its obligations under, or the legality, validity or enforceability of, this Agreement or the Transaction Documents.

         "OTC-BB" means the Over the Counter Bulletin Board.

         "Permitted Securities" means (i) the Series B Preferred and Warrants issued or to be issued pursuant to this Agreement, (ii) the Conversion Shares issuable upon conversion of the Series B Preferred, (iii) the Warrant Shares issuable upon exercise of the Warrants, (iv) shares of Common Stock and Common Stock Equivalents issued pursuant to the Company's 2005 Stock Option Plan or any other employee option, stock purchase or similar plan approved by the Board of Directors of the Company after the date hereof, (v) shares of Common Stock and Common Stock Equivalents issued as purchase price consideration for acquisitions by the Company of businesses or assets of any third Person in bona fide transactions, (vi) shares of Common Stock and Common Stock Equivalents issued in consideration for the provision of bona fide services or debt financings (including capital leases) to the Company by non-affiliates and (vii) the warrants to purchase Common Stock issued to each of Banner and GHF in connection with the transactions contemplated by this Agreement pursuant to the Letter Agreement.

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "Preemptive Interests" shall have the meaning set forth in the Section 5.10.

         "Preemptive Purchaser" shall have the meaning set forth in the Section 5.10(b)(i).

         "Pro Rata Share" means, with respect to any Purchaser, a quotient, expressed as a percentage, (i) the numerator of which is equal to the aggregate number of Conversion Shares and Warrant Shares then held by such Purchaser (as calculated on an As Converted Basis) and (ii) the denominator of which is equal to the sum, without duplication of (A) the aggregate number of Conversion Shares then outstanding (as calculated on an As Converted Basis), plus (B) the aggregate number of Warrant Shares then outstanding (as calculated on an As Converted Basis), plus (C) the aggregate number of shares of Common Stock then outstanding.

         "Purchase Price" shall have the meaning set forth in the Section 1.2.

         "Purchaser Parties" means the Purchasers, their affiliates and their respective directors, officers, members, shareholders, partners, employees, representatives, attorneys and agents.

         "Purchasers" shall have the meaning set forth in the preamble.

         "Registration Rights Agreement" shall have the meaning set forth in the
Section 6.1(e).

         "Registration Statement" means a registration statement, including amendments and supplements thereto, meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Conversion Shares and the Warrant Shares.

         "Response Notice" shall have the meaning set forth in the Section 5.10(b)(i).

         "SEC Reports" means all reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof, including all documents filed as exhibits together with such reports.

         "Securities" means, collectively, the Series B Preferred, the Warrants, the Conversion Shares, the Warrant Shares, Common Stock, any Common Stock Equivalent and any other equity security of the Company now or hereafter issued and outstanding.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series B Certificate of Designations" shall have the meaning set forth in the Section 1.1(a).

         "Series B Preferred" shall have the meaning set forth in the Section 1.1(a).

         "Short Sale" means, all "short sales" as defined in Rule 3b-3 of the Exchange Act.

         "Subsequent Issuance Notice" shall have the meaning set forth in the
Section 5.10(b)(ii).

         "Subsequent Response Notice" shall have the meaning set forth in the
Section 5.10(b)(ii).

         "Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

         "Transaction Documents" shall have the meaning set forth in the Section 3.6.

         "Transaction Warrants" shall have the meaning set forth in the Section 3.2(b).

         "Unrestricted Additional Securities" shall have the meaning set forth in the Section 5.10(c).

         "Unsubscribed Securities" shall have the meaning set forth in the
Section 5.10(b)(ii).

         "Warrant Shares" shall have the meaning set forth in the Section
1.1(b).

         "Warrants" shall have the meaning set forth in the Section 1.1(b).

     8. Miscellaneous.

         8.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that the Company shall, at Closing, pay the reasonable fees and out-of-pocket expenses of the Purchasers (including the reasonable fees and expenses of Purchasers' counsel, Mayer, Brown, Rowe & Maw
LLP), as evidenced by appropriate supporting documentation delivered to the Company at or prior to Closing, in connection with such transactions in an amount not to exceed $25,000 in the aggregate.

         8.2 Survival of Representations and Warranties. All agreements, covenants, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

         8.3 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by electronic facsimile transmission with a copy in either case sent by United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified or by overnight or international courier, as follows:

         If to the Company:

                           Wes Winnekins
                           Chief Financial Officer
                           3600 American Blvd W, Suite 560
                           Bloomington, MN  55431
                           (Fax) 952-897-5173

         If to a Purchaser, at such Purchaser's respective address set forth on Exhibit A-II, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

         Notices provided in accordance with this Section 8.3 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

         8.4 Successor and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto.

         8.5 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

         8.6 Amendments and Waivers.

                  (a) Amendments to this Agreement. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended with respect to all Purchasers and the observance of any term of this Agreement may be waived with respect to all Purchasers (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the aggregate number of shares of Common Stock issued or issuable upon exercise of the Warrants and upon conversion of Series B Preferred (calculated on an as converted into Common Stock basis).

                  (b) General. Any amendment or waiver effected in accordance with this Section 8.6 shall be binding upon the Company each Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement or any Transaction Document, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         8.7 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. This Agreement may be executed by facsimile signatures.

         8.8 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         8.9 Replacement of Securities. If any certificate or instrument evidencing any Series B Preferred, Warrant, Conversion Share or Warrant Share is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Series B Preferred, Warrant, Conversion Share or Warrant Share. If a replacement certificate or instrument evidencing any Series B Preferred, Warrant, Conversion Share or Warrant Share is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

         8.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         8.11 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to the Transaction Documents, or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         8.12 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase any Series B Preferred, Warrant, Conversion Share or Warrant Share pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in any Series B Preferred, Warrant, Conversion Share or Warrant Share or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each

Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents.

         8.13 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         8.14 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         8.15 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, employees or agents) will be exclusively commenced in the New York courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such New York court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

                               [Signatures Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

                                            COMPANY:

                                            HEALTH FITNESS CORPORATION

                                            By: /s/ Jerry V. Noyce
                                                ________________________________
                                                Name: Jerry V. Noyce
                                                Title: President CEO

                                  SCHEDULE A-I
                        TO SECURITIES PURCHASE AGREEMENT


         The "Purchasers" for purposes of the Securities Purchase Agreement to which this Schedule relates are:

         Pequot Scout Fund, L.P.
         Pequot Mariner Master Fund, L.P.
         Pequot Navigator Offshore Fund, Inc.
         Pequot Diversified Master Fund, Ltd.
         Premium Series PCC Limited -- Cell 33
         Pequot Healthcare Fund, L.P.
         Pequot Healthcare Offshore Fund, Inc.
         Pequot Series PCC Limited - Cell 32
         Pequot Healthcare Institutional Fund, L.P.
         Magnetar Capital Master Fund, Ltd.
         Lagunitas Partners LP
         Gruber & McBaine International
         Jon D. and Linda W. Gruber Trust
         J. Patterson McBaine
         CAMOFI Master LDC
         Cherry Tree Core Growth Fund, LLLP